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                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

       THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of July 31, 2000 (the "Effective Date"), between Digital Impact, Inc., a Delaware corporation (the "Parent"), and each of the Stockholders listed on Exhibit A hereto (the "Stockholders").

                                    RECITALS

       A. Pursuant to the acquisition of MineShare, Inc., a California corporation (the "Company"), by Parent (the "Merger") as contemplated by the Agreement and Plan of Reorganization dated July 19, 2000 (the "Reorganization Agreement"), the Stockholders will be issued shares of the Parent's Common Stock (as defined below).

       B. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Reorganization Agreement.

       C. The Stockholders and the Parent desire that the transactions contemplated by the Reorganization Agreement be consummated.

       NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and other agreements set forth herein, and for other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

       1. Registration Rights. The Parent covenants and agrees as follows:

              1.1 Definitions. For purposes of this Section 1:

                     (a) "Act" means the Securities Act of 1933, as amended.

                     (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

                     (c) "Closing" has the meaning ascribed to it in the Reorganization Agreement.

                     (d) "Parent Common Stock" means the Parent's common stock, $0.001 par value per share.

                     (e) "Capital Stock" means the Company's Capital stock, no par value per share.


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                     (f) "Form S-3" means such form under the Act as in effect
on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Parent with the SEC.

                     (g) "Holder" means any person owning or having the right to acquire Registrable Securities, or any assignee thereof in accordance with
Section 1.11 hereof.

                     (h) "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

                     (i) "Registrable Securities" means (i) any and all shares of Parent Common Stock received by the Stockholders pursuant to the Reorganization Agreement, including the Escrow Amount, and including shares of Parent Common Stock issuable upon exercise of options or warrants assumed by Parent pursuant to the Reorganization Agreement, and (ii) any other securities issued or issuable with respect to any shares of Company Capital Stock described in clause (i) above by way of a stock dividend or stock split or in connection with a combination exchange, reorganization, recapitalization or reclassification of Parent securities or pursuant to a merger, consolidation or other similar business combination transaction involving Parent, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 1 are not duly assigned as provided herein or any Registrable Securities after such securities have been sold to the public or sold pursuant to Rule 144 promulgated under the Act.

                     (j) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Parent Common Stock outstanding which are Registrable Securities.

                     (k) "SEC" shall mean the Securities and Exchange
Commission.

       Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Reorganization Agreement.

              1.2 Parent Registration.

                     (a) Registration Rights. If (but without any obligation to do so) the Parent proposes to register (including for this purpose a registration effected by the Parent for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Parent stock plan, a registration pursuant to a Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Parent Common Stock being registered is common stock issuable upon conversion of debt securities which are also being registered), the Parent shall, at such time,


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promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 15 days after mailing of such notice by the Parent in accordance with Section 3.1, the Parent shall, subject to the provisions of Subsection 1.2(b) below, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                     (b) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Parent's capital stock, the Parent shall not be required under this Section 1.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Parent and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Parent. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold that the underwriters determine in their sole discretion is compatible with the success of the offering, provided that such amount shall include all of the securities that the Parent seeks to register, then the Parent shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. Allocation of securities to be sold in any such offering shall be made on a pro-rata basis among the selling stockholders according to the total number of securities held by each such selling stockholder and entitled to inclusion therein on the basis of a registration rights agreement with the Parent. For purposes of allocation of securities to be included in any offering, for any selling stockholder which is a partnership or corporation, the "affiliates" (as defined in Rule 405 under the Act), partners, retired partners and stockholders of such holder (and in the case of a partnership, any affiliated partnerships), or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

              1.3 Form S-3 Registration. In case the Parent shall receive, during the period beginning on December 1, 2000 and ending two years after the Effective Date, from any Holder or Holders a written request or requests that the Parent effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Parent will:

                     (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                     (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such


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written notice from the Parent; provided, however, that the Parent shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.3: (i) if the Registrable Securities requested by all Holders to be registered pursuant to this Section 1.3 have an anticipated aggregate offering price to the public (before deducting any underwriter discounts, concessions or commissions) of less than $1,000,000; (ii) if Form S-3 is not available for such offering by the Holders; (iii) if the Parent shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Parent stating that in the good faith judgment of the Board of Directors of the Parent, such filing or the offering of any Registrable Securities would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Parent that began before the date on which notice of the registration was given hereunder or it would be materially detrimental to the Parent and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Parent shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this
Section 1.3; provided, however, that the Parent shall not utilize this right more than once in any 12-month period; (iv) if the Parent has, within the 6-month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.3; and (v) in any particular jurisdiction in which the Parent would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                     (c) Subject to the foregoing, the Parent shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

                     (d) The Parent shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.3:

                            (i) before December 1, 2000;

                            (ii) on or after December 1, 2000, with respect to
more than 30% of the Registrable Securities;

                            (iii) within 12 months of the Closing, with respect
to more than 40% of the Registrable Securities (in addition to the shares described in Subsection 1.3(d)(ii)), provided, however, that at least six months have elapsed since the effective date of the prior S-3 registration made by the Holders of Registrable Securities;

                            (iv) after the Parent has effected two registrations
pursuant to this Section 1.3 and such registrations have been declared or ordered effective;

                            (v) during the period starting with the date 60 days
before the Parent's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, (i) a previous registration subject to this Section 1.2 or (ii) a previous registration subject to


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Section 1.3 hereof; provided, that the Parent is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; and

                            (vi) if such offering is to be underwritten.

              1.4 Termination of Status as Registrable Securities. As to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities when (i) a registration statement with respect to the sale of such Registrable Securities shall have been declared effective under the Act and such Registrable Securities shall have been disposed of in accordance with the methods contemplated by the registration statement; (ii) such Registrable Securities shall have been sold in satisfaction of all applicable conditions to the resale provisions of Rule 144 under the Act (or any successor provision thereto), (iii) the subsequent public distribution of such Securities shall neither require registration under the Act nor qualification (or any similar filing) under any state securities or "blue sky" law then in effect or
(iv) such Registrable Securities shall have ceased to be issued and outstanding.

              1.5 Obligations of the Parent. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Parent shall, as expeditiously as reasonably possible:

                     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided that the Parent shall have no obligation to keep such registration statement effective for more than 60 days.

                     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                     (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                     (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.


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                     (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                     (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Parent are then listed.

                     (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                     (i) In the event of any underwritten public offering, cooperate with the selling Holders, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the selling Holders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the managing underwriter for the offering or the selling Holder, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in "roadshow" meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Parent.

              1.6 Furnish Information.

                     (a) It shall be a condition precedent to the obligations of the Parent to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Parent such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. If a Holder does not provide all such information within seven days following the Parent's receipt of the request from the Initiating Holders, the Parent shall have no obligation to register the Registrable Securities held by such holder, and such Holder's rights hereunder shall terminate.

                     (b) The Parent shall have no obligation with respect to any registration requested pursuant to Section 1.3 if, due to the operation of Subsection 1.3(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Parent's obligation to initiate such registration as specified in Subsection 1.3(b).

              1.7 Expenses of Parent or S-3 Registration. All expenses (exclusive of underwriting discounts and commissions and stock transfer taxes) incurred in connection with registrations, filings or qualifications pursuant to this Section 1 including (without limitation) all registration, filing and qualification fees; printing and accounting fees; fees and disbursements of counsel for the Parent;


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reasonable fees and disbursements of one counsel for all selling Holders of
Registrable Securities; fees and expenses of compliance with state securities or blue sky laws; transfer taxes; fees of transfer agents and registrars and costs of insurance shall be borne by the Parent; provided, however, that the Parent will not be required to pay the fees of more than one counsel to all holders of the Registrable Securities. Each Holder participating in a registration shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Parent) of all underwriting discounts, commissions or other amounts payable to underwriters.

              1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

              1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                     (a) To the extent permitted by law, the Parent will indemnify and hold harmless each Holder, the constituent partners and members, or officers and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Parent of the Act, any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Parent will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Parent (which consent shall not be unreasonably withheld), nor shall the Parent be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Parent, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Parent within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, severally but not jointly, against any losses, claims,


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damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall Holder's cumulative, aggregate liability under this Subsection 1.9(b), exceed the net proceeds received by such Holder from the offering out of which such Violation arises.

                     (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with one counsel mutually satisfactory to the indemnifying party; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 only to the extent the indemnifying party is prejudiced as a result thereof. Any omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

                     (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and of the indemnified party on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by


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the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                     (f) The obligations of the Parent and Holders under this
Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

              1.10 Reports under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Parent to the public without registration or pursuant to a registration on Form S-3, the Parent agrees to:

                     (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

                     (b) File with the SEC in a timely manner all reports and other documents required of the Parent under the Act and the 1934 Act; and

                     (c) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Parent that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Parent and such other reports and documents so filed by the Parent, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

              1.11 Assignment of Registration Rights. The rights to cause the Parent to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to, (i) in the case of any Holder that is a partnership, limited liability company or corporation, any current and former constituent partners, members, stockholders, affiliate funds and affiliates of that Holder; or (ii) in the case of any Holder, (x) a transferee or assignee of such securities who, after such assignment or transfer, holds at least 100,000 of the Parent's shares (as appropriately adjusted for all stock splits, dividends, combinations, reclassifications and other like transactions); (y) a transferee or assignee who is a spouse, lineal descendant, father, mother, brother or sister (each, a "Family Member") of Holder; or (z) or to a trust, the beneficiaries of which are exclusively the Holder and/or Family Members, provided, in each case, that: (a) the Parent is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound


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by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee of a holder of Registrable Securities, the holdings of "affiliates" (as defined in Rule 405 under the Act) of such holder, affiliated partnerships, constituent or retired partners of such partnerships (as well as Family Members of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with such partnership and its affiliated partnerships and other entities; provided, that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

              1.12 Termination of Registration Rights. The right of any Holder to request registration or to include Registrable Securities in any registration pursuant to this Section 1 shall terminate upon the date that all shares of Registrable Securities beneficially owned and subject to Rule 144 aggregation by such Holder may immediately be sold under Rule 144 during any 90-day period, provided that such Holder is not then an "affiliate" of the Parent within the meaning of Rule 144 and such Holder owns less than 1% of the then outstanding shares of capital stock.

       2. Covenants.

              2.1 Restrictive Legend. Each certificate representing (i) the Parent Common Stock and (ii) any other securities issued in respect of the Parent Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

              THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.


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              Upon request of a holder of such a certificate, the Parent shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Parent shall have received either the opinion referred to in Subsection 3.1(i) or the "no-action" letter referred to in Subsection 3.1(ii) to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Act and applicable state securities laws, unless any such transfer legend may be removed pursuant to Rule 144(k), in which case no such opinion or "no-action" letter shall be required.

              2.2 Restrictions on Transferability.

              The Parent Common Stock shall not be transferred except upon the conditions specified in this Agreement, which conditions are intended to insure compliance with the provisions of the Act. Each Stockholder will cause any proposed transferee of Parent Common Stock held by that Stockholder to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Agreement.

       3. Miscellaneous.

              3.1 Notice of Proposed Transfers.

                     (a) The holder of each certificate representing Parent Common Stock by acceptance thereof agrees to comply in all respects with the provisions of this Section 3.1. Before any proposed transfer of any Parent Common Stock (other than under circumstances described in Section 1.3 hereof), the holder thereof shall give written notice to the Parent of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (i) a written opinion of legal counsel to the holder who shall be reasonably satisfactory to the Parent, addressed to the Parent and reasonably satisfactory in form and substance to the Parent's counsel, to the effect that the proposed transfer of the Parent Common Stock may be effected without registration under the Act or (ii) a "no-action" letter from the SEC to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such Parent Common Stock shall be entitled to transfer such Parent Common Stock in accordance with the terms of the notice delivered by such holder to the Parent. Each certificate evidencing the Parent Common Stock transferred as above provided shall bear the restrictive legend set forth in Subsection 2.1 above.

                     (b) Except as otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (iv) one business day after the business day of confirmed facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid. All such notices and communications shall be addressed (i) if to a Holder, at such Holder's address as set forth on Exhibit A hereto and (ii) if to the Parent, at the address of its principal corporate offices (attention: Secretary) or at such other address as a party may designate by ten days' advance written notice to the other party pursuant to the provisions above.

              3.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

              3.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law provisions of the State of California or any other state.

              3.4 Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof that cannot be settled by mutual agreement shall be finally settled by arbitration as follows:

                     (a) Any party that is aggrieved shall deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute 20 days after the giving of such notice shall be submitted for arbitration to the American Arbitration Association in San Mateo County, California, before a single arbitrator (who shall be an attorney expert in the federal securities laws) appointed in accordance with the American Arbitration Association's Arbitration Rules, modified only as herein expressly provided.

                     (b) The arbitrator may enter a default decision against any party that fails to participate in the arbitration proceedings.

                     (c) The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof.

                     (d) The arbitrator will be authorized to apportion his or her fees and expenses and the reasonable attorney's fees and expenses of Parent and the Stockholder(s) as the arbitrator deems appropriate. In the absence of any such apportionment, the fees and expenses of the arbitrator will be borne equally by each party, and each party will bear the fees and expenses of its own attorney.

                     (e) The parties agree that this Subsection has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement and that this Subsection shall be grounds for dismissal of any court action commenced by any party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award.

                     (f) The parties shall keep confidential and shall not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.

              3.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              3.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              3.7 Expenses. Except as otherwise provided herein, if any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

              3.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parent and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Subsection shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Parent. Notwithstanding anything in this Subsection 3.8 to the contrary, any amendment which adversely effects the rights of any series of Stock in a manner differently then the other holders of Registrable Securities shall be effected only upon written consent of the holders of a majority of shares of such series of Stock.

              3.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

              3.10 Entire Agreement. This Agreement (including the Exhibit) constitutes the full and entire understanding and Agreement between the parties with regard to the subjects hereof and thereof.

              3.11 Specific Performance; Proxies. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with these specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, if any provision in this Agreement shall constitute the granting of a proxy, the parties hereto agree that such proxy shall be deemed to be coupled with an interest.

       IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.


                                        DIGITAL IMPACT, INC.


                                        By:
                                           -------------------------------------
                                           David Oppenheimer
                                           Chief Financial Officer



                                        SHAREHOLDERS


                                        ----------------------------------------
                                        Fred C. Chow


                                        ----------------------------------------
                                        Peter A. Gerritson


                                        ----------------------------------------
                                        Mike Mahoney


                                        ----------------------------------------
                                        Daniel P. Mariani


                                        ----------------------------------------
                                        Kevin O'Keefe


                                        ----------------------------------------
                                        Stu Schuster


                                        ----------------------------------------
                                        Tom Dossena

                                        ----------------------------------------
                                        Paul Dobbins


                                        ----------------------------------------
                                        Sarah Lines


                                        ----------------------------------------
                                        Edward Stanislawski


                                        ----------------------------------------
                                        Chris Coan


                                        ----------------------------------------
                                        Andrew Krumholtz


                                        ----------------------------------------
                                        Mark Liberman


                                        ----------------------------------------
                                        Thomas Clancy


                                        ----------------------------------------
                                        Alex Andrianopolous


                                        ----------------------------------------
                                        Kelvin McKesic


                                        ----------------------------------------
                                        Clinton Potts


                                        ----------------------------------------
                                        Nick Oldfield

                                        ----------------------------------------
                                        Tricia Lord


                                        ----------------------------------------
                                        Ryan Hartford


                                        ----------------------------------------
                                        Thomas Link


                                        ----------------------------------------
                                        V. Tieu


                                        ----------------------------------------
                                        T. Vu


                                        ----------------------------------------
                                        ______________ Maynard


                                        ----------------------------------------
                                        ______________ Swee


                                        ----------------------------------------
                                        Kang Tang


                                        ----------------------------------------
                                        ______________ Rassmussen

                                        MELLON VENTURES, INC.


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                        ENTERPRISE PARTNERS III, ASSOCIATES, LLP


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                                        ENTERPRISE PARTNERS III, LLP


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                        CHARTER GROWTH CAPITAL, LP


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                                        CHARTER GROWTH CAPITAL CO-INVESTMENT
                                        FUND LP


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                                        CGC INVESTORS, LP


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                        BRENTWOOD AFFILIATES FUND II, LLP


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                                        BRENTWOOD ASSOCIATES VIII, LLP


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                        BIG VALLEY VENTURE


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                        SBIC PARTNERS II, LP


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                        WINDY CITY INVESTMENTS, LLC


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                        SMART TECHNOLOGY VENTURES II, LLC


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                        OASIS DIRECT VENTURE #9


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                        ----------------------------------------
                                        Alan Tekerlek

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT A

                            SCHEDULE OF SHAREHOLDERS


Fred C. Chow
Peter A. Gerritson
Mike Mahoney
Daniel P. Mariani
Kevin O'Keefe
Stewart Schuster
Tom Dossena
Paul Dobbins
Sarah Lines
Edward Stanislawski
Chris Coan
Andrew Krumholtz
Mark Liberman
Thomas Clancy
Alex Andrianopolous
Kelvin McKesic
Clinton Potts
Nick Oldfield
Tricia Lord
Ryan Hartford
Thomas Link
V. Tieu
T. Vu
Sharon Maynard
Swee Cheong
Kang Tang
Richard Rassmussen
Mellon Ventures, Inc.
Enterprise Partners III, Associates, LLP
Enterprise Partners III, LLP
Charter Growth Capital, LP
Charter Growth Capital Co-Investment Fund LP
CGC Investors, LP
Brentwood Affiliates Fund II, LLP
Brentwood Associates VIII, LLP
Big Valley Venture
SBIC Partners II, LP
Windy City Investments, LLC
Smart Technology Ventures II, LLC
Oasis Direct Venture #9
Alan Tekerlek